UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 14, 2016, Imprimis Pharmaceuticals, Inc. (the “Company”) received notice from Urigen Pharmaceuticals, Inc. (“Urigen”) of their election to terminate a License Agreement, previously entered into in October 2014, between the Company and Urigen (the “License Agreement”). Under the terms of the License Agreement, Urigen granted to the Company a license under U.S. patent (U.S. Patent 7,414,039) (“Patent ’039”) and patent application (U.S. Patent Application No. 12/188134) to develop and sell in the U.S. Urigen’s URG101 product, a heparin and alkalinized lidocaine compounded formulation for the prevention or treatment of disorders of the lower urinary tract.

The Company, as the plaintiff, filed a civil action in the San Diego Superior Court against Urigen in December 2015, wherein the Company outlined serious concerns regarding material failures and inaccuracies of the representation and warranties provided by Urigen in the License Agreement, which have affected the Company’s ability to realize the expected benefit of the underlying license. Urigen filed a cross-complaint in April 2016 for breach of contract asserting unpaid royalties totaling $698,288 and requesting a decree to cancel the License Agreement. The Company filed another complaint in May 2016 with the U.S. District Court for the Southern District of California for declaratory judgment of the invalidity of Patent ’039 based upon multiple prior arts which anticipated and invalidate the claims of the ’039 Patent.

The Company believes that it will prevail in its case for declaratory judgment of the invalidity of Patent ’039, and that it can, and despite the termination of the License Agreement, intends to continue to serve its customers that are prescribed compounded drugs containing a combination of heparin and alkalinized lidocaine.

The Company has made accruals related to certain contractual terms of the License Agreement, however the outcome of legal claims previously described may have a material effect on the Company’s consolidated financial position and results of operations that differ from those accruals, although such amount cannot be reasonably estimated at this time.

The foregoing is only a brief description of the License Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the License Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on October 29, 2014 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: June 17, 2016	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer